Exhibit 10.27

FIRST AMENDMENT
TO THE
FEDERAL HOME LOAN MORTGAGE CORPORATION
DIRECTORS’ DEFERRED COMPENSATION PLAN
(As Amended and Restated April 3, 1998)

FIRST AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION DIRECTORS’ DEFERRED COMPENSATION PLAN (as amended and restated April 3, 1998) (the “Plan”) by the FEDERAL HOME LOAN MORTGAGE CORPORATION (the “Corporation”), a corporation organized and existing under the laws of the United States of America.

W I T N E S S E T H:

WHEREAS, the Plan was restated effective April 3, 1998, and

WHEREAS, the Corporation desires to amend the Plan to clarify and update the Plan, and

WHEREAS, the appropriate officer of the Corporation has been duly authorized to execute this amendment.

NOW THEREFORE the Plan is amended effective February 5, 2009 as follows:

1. Plan Section 2.2 is amended to read as follows:

2.2.  Administrator. The Nominating and Governance Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan. Members of such committee, if otherwise eligible, shall be eligible to participate in the Plan, but no such member shall be entitled to make or participate in decisions solely or primarily with respect to his or her participation.

2. The first, second and third sentences of Plan Section 6.1 are deleted, and replaced with the following:

The Plan shall be administered by the Administrator. The Administrator shall be vested will full authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, including, but not limited to, the availability, timing and form of, deferral elections under Article III.

IN WITNESS WHEREOF, the Corporation has caused this FIRST AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION DIRECTORS’ DEFERRED COMPENSATION PLAN (as amended and restated April 3, 1998) to be executed by its duly authorized officer, this 18 day of February, 2009.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Robert E. Bostrom

Robert E. Bostrom
Executive Vice President — General Counsel and Corporate Secretary
ATTEST:

/s/  Mollie D. Roy
Mollie D. Roy
Assistant Secretary